UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (310) 208-7160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On September 8, 2006, the board of directors of Rentech, Inc. (“Rentech”) adopted the First Amendment (the “Amendment”) to Rentech’s 2006 Incentive Award Plan (the “Plan”) under which eligible employees, consultants and independent directors may participate.  The Amendment amends the Plan so that if a Change in Control (as defined in the Plan) occurs then, immediately prior to the Change in Control, all awards outstanding under the Plan will become fully vested and exercisable and all forfeiture restrictions on such awards shall lapse.  Prior to the Amendment, the Plan provided that if a Change in Control occurred and a participant’s awards were not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such awards could, in the sole discretion of Rentech’s compensation committee, become partially or fully exercisable and some or all forfeiture restrictions on such awards could lapse.  A copy of the Amendment is filed herewith as exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 10.1	First Amendment to the Rentech, Inc. 2006 Incentive Award Plan.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: September 13, 2006	By:	/s/ Colin M. Morris

Colin M. Morris
Vice President, Secretary and General Counsel